CONSULTING AGREEMENT

        THIS CONSULTING AGREEMENT ("Agreement") is effective as of the 31st day of December, 2001 by and between eRoomSystem Technologies, Inc., a Nevada corporation ("eRoomSystem" or the "Company"), and Ash Capital, LLC, a Utah limited liability company ("Consultant"). eRoomSystem and Consultant are collectively referred to herein as the "Parties."

RECITALS

        WHEREAS, Consultant has expertise in financial, tax and marketing matters and has special skills, knowledge, abilities and experiences in the dealings of eRoomSystem and in the various projects and business opportunities of eRoomSystem and its subsidiaries;

        WHEREAS, Consultant has, without a written agreement in place, previously rendered consulting services to eRoomSystem in the form and of the type described in Section I hereof and desires to be engaged pursuant to this written Agreement by eRoomSystem as an independent contractor to continue to render consulting services to eRoomSystem upon the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein, and intending to be legally bound hereby, the parties hereto covenant and agree that the Recitals are true and correct and further agree as follows:

Section I—Consulting Services

        A.    ENGAGEMENT.    eRoomSystem hereby engages Consultant, and Consultant hereby accepts its engagement by eRoomSystem, as an independent contractor, to render services in the capacity of a consultant, subject to the terms and conditions herein set forth. The term of this Agreement shall be eighteen (18) months ("Term"). Upon the termination of this Agreement, Consultant shall, upon the request of the Company, immediately return to eRoomSystem all of its property, equipment, documents, materials and Confidential Information (as defined below) in whatever tangible form, delete all Confidential Information to the extent that such Confidential Information is in electronic form, including, without limitation, electronic mail, voice mail, spreadsheet files, presentation files, word processing files and other forms of electronic-related media, and certify to eRoomSystem as to its compliance with the foregoing.

        B.    SERVICES.    Without limiting the scope of services to be rendered by Consultant hereunder, Consultant shall render the following services to eRoomSystem: Consultant is being retained to: (i) provide financial advice on changes in the capitalization of the Company, changes in the corporate structure of the Company, (ii) provide strategic advice on federal and state tax issues and use of Company's net operating losses; and (iii) assist in the marketing of its products, including strategic business development through corporate-owned hotel chains, property management companies, design, architecture and construction firms, further development and refinement of marketing tools, programs, materials and promotions and assistance in the development of advertising and sponsorship programs with regional and national companies.

          1.    Devotion of Time.    Consultant shall devote such time and attention to the consulting services set forth above as may be reasonably necessary to diligently perform such services.

        C.    COMMUNICATIONS.    In the performance of its services hereunder, Consultant shall, at the Company's request, meet with Company management in-person, by telephone, or through email or voice mail, at least twice per month during the term of this Agreement to discuss assignments. In addition, Consultant shall maintain regular direct communications with Company management, including confidential written reports on the status of its activities pursuant to this Agreement at such times as may be requested by Company management.

        D.    INDEPENDENT CONTRACTOR.    Consultant is entering into this Agreement and in the performance of its duties hereunder as an independent contractor. No term or condition under this Agreement nor any manner or method of payment hereunder shall create any relationship between eRoomSystem and Consultant other than as expressed in this Section I. Consultant shall not in any way, at any time, or under any circumstances, be, or be construed to be, an employee, partner, or joint venturer of eRoomSystem.

Section II—Compensation

        A.    COMPENSATION.    In consideration for the services previously rendered by Consultant as set forth in the recitals above, eRoomSystem agrees to issue Consultant an option to purchase 250,000 shares of common stock in the form, and on the terms, attached hereto as Exhibit A. The parties acknowledge that the services to be provided hereafter by Consultant shall provide additional consideration for the issuance of such option but that the prior services rendered constitute sufficient consideration, without more, to support the concurrent issuance of such option.

        B.    REIMBURSEMENTS.    eRoomSystem shall reimburse Consultant for any reasonable out-of-pocket costs, such as travel, meals, lodging, communications (including cellular phone charges), and entertainment, directly incurred in connection with the performance of the consulting services under this Agreement. Prior to any reimbursement, Consultant shall provide eRoomSystem with sufficient detailed receipts and/or invoices for such reasonable out-of-pocket costs in accordance with the then applicable guidelines of the Internal Revenue Service. Consultant's monthly expenses shall not exceed $1,000 without the express prior written consent of an officer of the Company. Consultant shall be solely responsible for all other fees, charges, costs and expenses incurred of any kind.

        C.    TAXES.    Consultant shall be solely responsible for and shall pay when due all federal, state and local income taxes and all other taxes due on its behalf for any compensation or benefit received under this Agreement, including, without limitation, all federal withholding taxes, FICA and Social Security, and any worker's compensation premiums, as applicable.

Section III—Confidentiality and Non-Competition

        A.    ACKNOWLEDGEMENTS.    Consultant acknowledges that: (i) Consultant has read the provisions set forth in this Section III, understands the intent and scope hereof, and has been advised by legal counsel regarding the legal effect hereof; (ii) the restrictions, agreements and covenants set forth in this Section III are essential to this Agreement and without which eRoomSystem would not have entered into this Agreement; (iii) the restrictions, agreements and covenants contained in this Section III are reasonable in scope and duration under the circumstances of this Agreement and are necessary to protect eRoomSystem and the goodwill of eRoomSystem; and (iv) eRoomSystem will incur irreparable damages upon a breach of this Section III and, in the event of a breach or threatened breach of this Section III, eRoomSystem will not have adequate remedy at law.

        B.    CONFIDENTIALITY.    Consultant acknowledges in performing its obligations hereunder that it will have access to confidential information which is proprietary to and a valuable trade secret of eRoomSystem, including but not limited to information concerning eRoomSystem's business, customers, suppliers, manufacturing and marketing methods and files, credit and collection techniques and files, trade secrets and various unpublished techniques and "know-how" as well as any materials prepared by Consultant using such information (collectively, "Confidential Information"), and that any disclosure or unauthorized use thereof will cause irreparable harm to eRoomSystem. Consultant acknowledges that Confidential Information includes, without limitation, any data or information stored on any electronic or other media. Accordingly, Consultant covenants and agrees that it shall hold all such information in strictest confidence, and shall not at any time or in any manner, either directly or indirectly, reveal, divulge, copy or disclose any such Confidential Information to any person, firm, corporation or any other entity whatsoever, without eRoomSystem's express written consent, except as such revelation or disclosure may be required in connection with Consultant's performance of its duties hereunder or as required by law or a court of competent jurisdiction. Consultant shall use its best efforts and utmost diligence to guard and protect the Confidential Information. Consultant shall return to eRoomSystem all such Confidential Information in whatever tangible form and all copies and records thereof upon eRoomSystem's request therefor or at the termination of this Agreement. Consultant's obligations under this Section III.B shall continue indefinitely.

        C.    NON-COMPETITION.    As consideration for the compensation provided for in Section II of this Agreement, commencing on the date of this Agreement and continuing until June 30, 2004, Consultant covenants and agrees that it will not, directly or indirectly, alone or as a partner, joint venturer, officer, director, manager, member, employee, consultant, advisor, agent, owner, equity participant, independent contractor or stockholder of, or lender to, any company or business, engage in any aspect of eRoomSystem's business anywhere in the United States or in any nation in which eRoomSystem has conducted any business; provided, however, that the beneficial ownership of less than five percent (5%) of the shares of stock of any corporation having a class of equity securities listed on a national securities exchange shall not be deemed, in and of itself, to violate the prohibitions of this section.

        D.    ENFORCEMENT.    Consultant further acknowledges that eRoomSystem will suffer substantial irreparable injury in the event of Consultant's breach of the provisions of this Section III. Consultant therefore agrees that, in the event of its actual or threatened breach of the provisions of this Section III, eRoomSystem shall be entitled to seek and obtain such temporary restraining orders, preliminary injunctions or permanent injunctions as eRoomSystem deems appropriate, restraining Consultant from violating the provisions of this Section III. Nothing contained in this Agreement shall prohibit eRoomSystem from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages from Consultant. If eRoomSystem commences legal proceedings to restrain Consultant from violating the provisions of this Section III and obtains such restraints in such proceedings, Consultant agrees to reimburse eRoomSystem for all costs incurred in prosecuting such proceeding, including court costs and reasonable attorneys' fees. If eRoomSystem commences legal proceedings to restrain Consultant from violating the provisions of this Section III and does not obtain such restraints in said proceedings, eRoomSystem agrees to reimburse Consultant for all costs incurred in defending such proceedings, including court costs and reasonable attorneys' fees. If eRoomSystem or Consultant commences legal proceedings against the other to enforce this Agreement, the prevailing party shall be entitled to an award of all attorneys' fees and costs reasonably incurred in prosecuting or defending the action.

        E.    BLUE PENCIL.    In the event that any party shall be in violation of the confidentiality agreement or non-compete agreement set forth in this Section III, then the time limitation thereof shall be extended for a period of time equal to the period during which such breach or breaches should occur; and in the event that eRoomSystem should be required to seek relief from such breach in any court, or other tribunal, then the covenants contained in this Section III shall be extended for a period of time equal to the pendency of such proceedings, including all appeals.

        F.    SURVIVAL.    The restrictions and obligations of this Section III shall survive the expiration, cancellation or termination of this Agreement and shall continue to bind Consultant and eRoomSystem.

Section IV—General Provisions

        A.    ASSIGNMENTS.    The rights of Consultant under this Agreement may not be assigned or transferred to any other firm or corporation without the prior express written consent of eRoomSystem. Any attempted assignment by Consultant is void.

        B.    ATTORNEYS' FEES.    The parties to this Agreement shall be responsible for their own attorneys' fees with respect to the drafting and preparation of this Agreement. The prevailing party in any dispute arising from the terms or subject matter of this Agreement shall be entitled to payment by the other party of the prevailing party's costs and expenses, including its attorneys' fees, incurred in connection with resolving such dispute.

        C.    COOPERATION.    The parties to this Agreement agree to cooperate fully with each other in order to achieve the purposes of this Agreement and to take all actions not specifically described that may be required to carry out the purposes and intent of this Agreement.

        D.    COUNTERPARTS.    This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

        E.    EFFECT OF PARTIAL INVALIDITY.    The invalidity of any portion of this Agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the expungement of the invalid provision. In the event that a provision is found in a judicial proceeding to be unenforceable as written, but enforceable if modified, then the provision shall be deemed to be so modified to the extent necessary to cause it to be enforceable retroactive to the original date of this Agreement.

        F.    ENTIRE AGREEMENT.    This Agreement shall constitute the entire agreement between the parties with respect to the matters described herein, and any prior understanding or representation of any kind preceding the date of this Agreement shall not be binding upon either party except to the extent incorporated in this Agreement.

        G.    GOVERNING LAW; VENUE.    This Agreement shall be governed by and construed in accordance with the law of the State of Utah, disregarding any principles of conflicts of law that would otherwise provide for the application of the substantive law of another jurisdiction. All rights and remedies of each party under this Agreement shall be cumulative and in addition to all other rights and remedies which may be available to the party from time to time, whether under this Agreement, at law, in equity or otherwise. The parties each (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in Utah State Court, or in the United States District Court for the District of Utah, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consents to the jurisdiction of the Utah State Court, County of Salt Lake, and the United States District Court for the District of Utah in any such suit, action or proceeding. Each of the parties further agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in the Utah State Court, County of Salt Lake, or in the United States District Court for the District of Utah and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

        H.    MODIFICATION OF AGREEMENT.    Any modification of this Agreement or an additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

        I.    NEUTRAL INTERPRETATION.    This Agreement shall be construed in accordance with its intent and without regard to any presumption or any other rule requiring construction against the party causing the same to be drafted.

        J.    NOTICES.    Any notice provided for or concerning this Agreement shall be in writing and be deemed sufficiently given when sent by certified mail, return receipt requested, express mail, Federal

Express, or similar conventional means of expedited delivery and proof of delivery, to the respective address of each party as set forth at the beginning of this Agreement. A copy of a notice to eRoomSystem shall also be provided to eRoomSystem's General Counsel at the same address. Any change of address for notices shall be given to all parties by notice in writing the receipt of which is duly acknowledged in writing or sent certified mail to the then proper address of each other party.

        K.    SEVERABILITY.    If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, provisions, covenants and conditions of this Agreement, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided that the invalidity, voidness or enforceability of such term, provision, covenant or condition does not materially impair the ability of the parties to consummate the transactions contemplated hereby.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives and to be effective as of the date first above written.

eRoomSystem Technologies, Inc., a Nevada Corporation
By:	/s/ GREGORY L. HRNCIR
Name:	Gregory L. Hrncir
Its:	General Counsel and Secretary
Ash Capital, LLC, a Utah Limited Liability Company
By:	/s/ JAMES C. SAVAS
Name:	James C. Savas
Its:	Manager of Providence Management, LLC, manager of Ash Capital, LLC

EXHIBIT A

        NEITHER THIS OPTION NOR THE UNDERLYING SHARES OF COMMON STOCK HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. ANY OFFER TO SELL OR TRANSFER, OR THE SALE OR TRANSFER OF THESE SECURITIES IS UNLAWFUL UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT COVERING THE UNDERLYING SHARES OF COMMON STOCK UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW, (B) THE COMPANY RECEIVES AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR (C) THE TRANSFER IS MADE PURSUANT TO RULE 144 AS PROMULGATED UNDER THE ACT.

OPTION TO PURCHASE COMMON STOCK
OF
EROOMSYSTEM TECHNOLOGIES, INC.

        THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED, Ash Capital, LLC, a Utah limited liability company, or registered assigns ("Holder"), is entitled to purchase, subject to the provisions of this Option to Purchase Common Stock ("Option"), from eRoomSystem Technologies, Inc., a Nevada corporation ("Company"), Two Hundred Fifty Thousand (250,000) shares of common stock, $.001 par value ("Option Stock"), at a price of $0.26 per share ("Exercise Price"). The Option shall vest immediately upon issuance. The Option has been issued to Maker in conjunction with the Consulting Agreement entered into with the Company on even date herewith.

        1. Exercise of Option; Security Interest.    The Option is being exercised in whole on even date herewith through the surrender of the Option for cancellation and presentment by Holder of a duly executed Notice of Exercise, in the form attached hereto as Exhibit A, and execution of the Promissory Note ("Note") attached hereto as Exhibit B. Upon receipt by the Company of the foregoing, the Holder shall be deemed to be the holder of record of the number of shares of Option Stock set forth in the Notice of Exercise. Certificates for the shares of Option Stock shall be delivered to the Holder within a reasonable time following the exercise of the Option in accordance with the foregoing; provided, however, until the Note has been paid in full, the Option Stock (along with other assets of Holder as specified in Section 3 of the Promissory Note attached hereto) shall be subject to a security interest, in favor of the Company, evidenced by the filing of a financing statement on Form UCC-1 with the Utah Secretary of State.

        2. Reservation, Registration and Listing of Shares of Option Stock.    The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of the Option, such number of shares of Option Stock as shall be required for issuance and delivery upon exercise of the Option. The Company further agrees that all shares of Option Stock issued upon exercise of this Option shall, upon issuance and payment of the Exercise Price, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges. No later than June 30, 2002, and continuing through the later of the exercise of the Option in its entirety or the termination of the Option pursuant to its terms, the Company agrees that it shall cause all shares of Option Stock to be registered with the Securities and Exchange Commission and all applicable states securities regulatory agencies. The Company shall also use its best efforts to at all times maintain a listing of its Common Stock on the Nasdaq SmallCap Exchange (or National Market Exchange), Over The Counter Bulletin Board or other national securities exchange.

        3. Fractional Shares.    No fractional shares, or script representing fractional shares, shall be issued upon the exercise of this Option.

        4. Rights of the Holder.    Prior to exercising or exchanging this Option, the Holder shall not be entitled to any rights of a stockholder in the Company, either at law or in equity. The rights of the Holder are limited to those expressed in this Option and are not enforceable against the Company except as otherwise provided herein.

        5. Adjustments Upon Changes in Capitalization.    Upon occurrence of any of the following, the Exercise Price and the number of shares of Option Stock issuable upon exercise of this Option shall be adjusted as follows:

          If at any time after the date hereof the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the record date of such stock dividend, subdivision, or split-up, the Exercise Price shall be appropriately decreased and the number of shares of Option Stock issuable upon exercise of this Option shall be appropriately increased in proportion to such increase of outstanding shares.

          If at any time after the date hereof the number of shares of Common Stock outstanding is decreased by a merger, reorganization, reverse stock split or other form of business combination, then, on the effective date of such merger, reorganization, reverse stock split or other form of business combination, the Exercise Price shall be appropriately increased and the number of shares of Option Stock shall be appropriately decreased in proportion to such decrease of outstanding shares.

          All calculations under this Section 5 shall be made to the nearest cent or to the nearest whole share, as applicable. No fractional shares shall be issued upon exercise of this Option. Any fractional shares that might otherwise be issued upon exercise of this Option shall be rounded to the nearest whole share.

        6. Officer's Certificate.    Whenever the Exercise Price or the number of shares of Option Stock are adjusted as provided in Section 5 above, the Company shall forthwith file with its Secretary at its principal office, and with its stock transfer agent, if applicable, an officer's certificate (the "Certificate") showing the adjusted number of shares of Option Stock purchasable upon exercise of this Option and the adjusted Exercise Price. The Certificate shall set forth in reasonable detail all facts necessary to show the reason for and the manner of computing such adjustments. Each Certificate shall be made available for inspection by the Holder and the Company shall forward, by certified mail, a copy of each Certificate to the Holder.

        A calculation of any adjustment as provided by Section 5 above, evidenced by a certificate from the Company's independent certified public accountants shall be deemed a correct calculation of the adjustment for purposes of this Option. The foregoing presumption shall constitute a rebuttable presumption, with the party disputing the calculation bearing the burden of proving the incorrectness of the calculation.

        During the term of this Option, if the Company shall propose to take any action that would cause an adjustment to be made as provided in Section 5 above, the Company shall mail to the Holder, by certified mail, prior to or no later than 15 days after the day on which the adjustment became effective, a notice setting forth in reasonable detail the terms of the adjustment.

        7. Notice.    Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt, if to the Holder, to Holder's last known address, and if to the Company, at its principal office. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

        8. Binding Effect.    The provisions of this Option shall be binding upon and inure to the benefit of (a) the parties hereto, (b) the successors and assigns of the Company, (c) if the Holder is a Company, partnership, or other form of entity, the successors and assigns of the Holder, and (d) if the Holder is a natural person, the assignees, heirs, and personal representative of the Holder.

        9. Pronouns.    Any masculine personal pronoun shall mean the corresponding feminine or neuter personal pronoun, as the context requires.

        10. Law Governing.    This Option shall be governed by and construed in accordance with the laws of the State of Nevada.

        11. Titles and Captions.    All section titles or captions contained in this Option are for convenience only and shall not be deemed part of the context and shall not affect the interpretation of this Option.

        12. Computation of Time.    In computing any period of time pursuant to this Option, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday.

        13. Presumption.    This Option shall not be construed against any party due to the fact that the Option, or any section herein, was drafted by said party.

        14. Action.    The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Option.

        15. Parties in Interest.    Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

December 31, 2001

eROOMSYSTEM TECHNOLOGIES, INC., a Nevada Corporation
By:	Gregory L. Hrncir, General Counsel and Secretary

EXHIBIT A
NOTICE OF EXERCISE

eRoomSystem Technologies, Inc.
390 North 3050 East
St. George, UT 84790

Ladies and Gentlemen:

        Ash Capital, LLC ("Holder"), pursuant to the terms of the attached Option to Purchase Common Stock ("Option"), hereby irrevocably exercises the Option and purchases 250,000 shares of common stock (the "Option Stock") by providing payment for such shares of Option Stock through the execution of the Promissory Note, attached hereto as Exhibit B, in the original principal amount of Sixty-Five Thousand Dollars ($65,000).

        By executing this Notice of Exercise, the Holder warrants and represents that the shares of Option Stock are being acquired as an investment and not with a view to, or for sale in connection with, a distribution of the shares of Option Stock, as such term is defined.

        In the event this Notice of Exercise relates to less than all shares of Option Stock provided in the attached Option, then the Company shall issue a new Option for the number of shares of Option Stock not purchased. The new Option should be issued in the name of and delivered to (a) the Holder or (b)                          , whose address is                        .

Date:

Signature Guaranteed	Signature:

Name:

Title (if applicable):

Address:

Social Security or Tax Identification No.:

NOTE:	The signature to this Notice of Exercise must correspond in all respects with the name as written upon the face of the Option.
IMPORTANT:
Signature guarantee must be made by a participant of STAMP or another signature guarantee program acceptable to the Securities and Exchange Commission, the Securities Transfer Association and the Transfer Agent of the Company.

EXHIBIT B
PROMISSORY NOTE

        FOR VALUE RECEIVED, and in consideration of the execution of this Promissory Note (the "Note"), Ash Capital, LLC, a Utah limited liability company ("Maker"), hereby promises to pay the sum of Sixty-Five Thousand Dollars ($65,000), together with interest as set forth hereinbelow, in lawful money of the United States of America or as otherwise provided hereinbelow, to the order of eRoomSystem Technologies, Inc., a Nevada corporation, or any subsequent holders hereof (such parties collectively referred to hereinafter as the "Holder"), at 390 North 3050 East, St. George, Utah, 84790 or such other place as the Holder may designate in writing. Maker is providing Holder with this Note for the express purpose of exercising that certain Option to Purchase Common Stock ("Option"), issued on even date herewith, in the amount of Two Hundred Fifty Thousand (250,000) shares of common stock of Holder, with an exercise price of $0.26 per share.

        1. Payment of Principal and Interest.    All principal and accrued interest shall be payable no later than December 31, 2005 ("Maturity Date"). Interest shall accrue, on a non-compounding basis, at the rate of five percent (5%) per annum from the date of the Note.

        2. Option Exercise.    The Note represents the exercise by Maker of the Option in full. Certificates representing the Option Stock shall include a restrictive legend as required by the Securities Act of 1933, as amended, and will include a statement to the effect that no sale, assignment, pledge, hypothecation or otherwise of any shares represented by such certificate(s) may be made until such time as the Note has been paid in full.

        3. Security Interest; Terms of Recourse.    The outstanding principal and accrued interest on the Note shall at all times be secured by the shares of common stock underlying the Option and 187,500 mature shares of common stock of Holder owned by Maker as specified below (the "Common Stock Collateral"). Holder's security interest in the foregoing shall be evidenced by the filing of a financing statement on Form UCC-1 with the Utah Secretary of State against the Common Stock Collateral. The value of the Common Stock Collateral is fixed as of the date hereof at $0.26 per share and shall not change throughout the term of the Note. The Note is 100% recourse to Maker; provided, however, Holder shall look to the following assets of Maker if, and when, payment is not made by Maker as required hereunder: (a) seventy-five (75%) percent of the recourse shall consist of the 250,000 shares of common stock underlying the Option and 187,500 mature shares of common stock of Holder owned by Maker in addition thereto; and (b) twenty-five (25%) percent of the recourse shall take the form of the assets of Maker.

        4. Prepayments.    Maker may prepay the outstanding principal balance of this Note at any time, in whole or in part, without premium or penalty; provided, however, interest may not be paid in advance.

        5. Default.    Maker shall be in default under this Note if Maker defaults in the performance of any obligation contained hereunder and such default is not cured within thirty (30) days of receipt of written demand from Holder.

        6. Acceleration and Payment and Holder's Costs.    If Maker defaults under this Note, then Holder, at Holder's option, and upon providing prior written notice to Maker, may declare the entire unpaid principal balance hereunder immediately due and payable, and Maker shall pay all costs and expenses reasonably incurred by Holder (including, but not limited to, reasonable attorney's fees) to collect such past due amounts, whether such costs and expenses are incurred with or without suit or before or after judgment.

        7. Assumption of Note.    The obligations and rights under this Note may not be delegated or assigned.

        8. Waiver.    Maker hereby (a) waives presentment for payment, protest, demand and notice of dishonor and nonpayment of this Note and all other requirements necessary to hold Maker liable hereunder and (b) consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Holder with respect to the payment or other provisions of this Note.

        9. Governing Law.    The provisions of this Note shall be interpreted and governed by the laws of the State of Nevada.

Dated: December 31, 2001	Executed at , Utah
Ash Capital, LLC, A Utah Limited Liability Company
By:

Name:

Title: